CONTACT:

                                   Marianne V. Pastor

                                   (703) 335-7800

                         FOR IMMEDIATE RELEASE



Williams Industries, Inc.

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Announces Extension of Odd-Lot Tender

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     Manassas, VA. --- August 13, 2008 --- Williams Industries,

Inc. (OTC: WMSI) today announced the Company is extending its current odd-lot tender offer to October 13, 2008.  The tender,

which has been distributed to shareholders of 100 or less shares of the company's stock, offers $2.75 per share.  The tender was originally scheduled to end on August 18.



     The extension of the tender was authorized so that those

shareholders wishing to participate would have the time necessary to complete required paperwork.



     American Stock Transfer (AST) will continue to act as the

Depository for the Tender and all necessary SEC filings are

complete.



     For any questions, contact Marianne Pastor at 703-335-7825.





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